As filed with the Securities and Exchange Commission on October 30, 1998
                                                           Registration No. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              BOOLE & BABBAGE, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                        94-1651571
 (State of Incorporation)                   (I.R.S. Employer Identification No.)

                                3131 Zanker Road
                           San Jose, California 95134
                                 (408) 526-3000
                    (Address of principal executive offices)

                             1995 Stock Option Plan
                       1997 Non-Officer Stock Option Plan
                            (Full title of the plans)

                                 Paul E. Newton
                      President and Chief Executive Officer
                                3131 Zanker Road
                           San Jose, California 95134
                                 (408) 526-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:

                             Alan C. Mendelson, Esq.
                            Michael J. Sullivan, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                            Palo Alto, CA 94306-2155
                                 (650) 843-5000


                                                 CALCULATION OF REGISTRATION FEE
================================================================================================================================
================================================================================================================================
                                                      Proposed Maximum          Proposed Maximum
 Title of Securities to        Amount to be          Offering Price Per     Aggregate Offering Price    Amount of Registration
      be Registered             Registered               Share (1)                     (1)                       Fee
========================== ====================== ========================= ========================== =========================
Stock Options and Common
Stock (par value $.001)        1,542,577  shares     $22.17 - $25.1875            $36,772,038                 $10,223
========================== ====================== ========================= ========================== =========================

(1)  Estimated solely for the purpose of calculating the amount of the  registration fee pursuant to Rule 457(h).  The price per share and aggregate  offering price are based upon (a) the weighted  average exercise price for options granted pursuant to the Registrant's 1997 Non-Officer  Stock Option Plan and (b) the average of the high and low prices of Registrant's  Common
     Stock on October 23, 1998 as reported on the Nasdaq National Market.

The chart below details the calculations of the registration fee:
---------------------------------------- -------------------------------- ----------------------- --------------------
                                                                            Offering Price Per    Aggregate Offering
              Securities                        Number of Shares                  Share                  Price
---------------------------------------- -------------------------------- ----------------------- --------------------
Shares issuable pursuant to the 1995
Stock Option Plan                                   42,577                $25.1875 (1)(b)         $1,072,409
---------------------------------------- -------------------------------- ----------------------- --------------------
Shares issuable pursuant to
outstanding options under the 1997
Non-Officer Stock Option Plan                      689,850                  $22.17 (1)(a)         $15,293,975
---------------------------------------- -------------------------------- ----------------------- --------------------
Shares issuable pursuant to the 1997
Non-Officer Stock Option Plan                      810,150                $25.1875 (1)(b)         $20,405,654
---------------------------------------- -------------------------------- ----------------------- --------------------
Proposed Maximum Offering Price                                                                   $36,772,038
---------------------------------------- -------------------------------- ----------------------- --------------------
Registration Fee                                                                                  $10,223
---------------------------------------- -------------------------------- ----------------------- --------------------

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Boole & Babbage, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's latest annual report on Form 10-K filed for fiscal year end September 30, 1997 pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Registration Statement on Form S-8 previously filed with the Commission (File No. 333-02723).

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

         (c) The description of the Company's Common Stock which is contained in Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         (d) The Company's Current Report on Form 8-K as filed with the Commission on October 23, 1998 (File No. 000-13258).

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

          The legality of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California ("Cooley Godward"). As of the date of this prospectus, certain members of Cooley Godward own an aggregate of approximately 2,000 shares of the Registrant's Common Stock.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's By-laws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

         The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

                                    EXHIBITS
Exhibit
Number

5.1      Opinion of Cooley Godward LLP.

23.1     Consent of Ernst & Young LLP, Independent Auditors.

23.2     Consent of PricewaterhouseCoopers, LLP, Independent Auditors.

23.3     Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1     Power of Attorney is contained on the signature pages.

99.1     1995 Stock Option Plan.(1)

99.2     1997 Non-Officer Stock Option Plan.

99.3 Form of Nonstatutory Stock Option under the 1997 Non-Officer Stock Option Plan.

-------------
(1) Previously filed as an Exhibit to the Registration Statement on Form S-8 filed April 23, 1996. (File No. 333-02723)

                                  UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 29, 1998.


                                               BOOLE & BABBAGE, INC.




                                               By  /s/ Arthur F. Knapp, Jr.
                                                 -------------------------------
                                               Arthur F. Knapp, Jr.
                                               Title: Chief Financial Officer



                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul E. Newton and Arthur F. Knapp, Jr. and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                 Title                                       Date

     /s/ Paul E. Newton
--------------------------------------------              President and Chief Executive Officer       October 29, 1998
     Paul E. Newton                                       (Principal Executive Officer)

     /s/ Arthur F. Knapp, Jr.
--------------------------------------------              Chief Financial Officer (Principal          October 29, 1998
     Arthur F. Knapp, Jr.                                 Financial Officer)

--------------------------------------------              Director                                    October __, 1998
     Franklin P. Johnson, Jr.

     /s/ Johannes S. Bruggeling
--------------------------------------------              Director                                    October 29, 1998
     Johannes S. Bruggeling



     /s/ Raymond E. Cairns
--------------------------------------------              Director                                    October 28, 1998
     Raymond E. Cairns

     /s/ Terry R. McGowan
--------------------------------------------              Director                                    October 28, 1998
     Terry R. McGowan

     /s/ Paul E. Newton
--------------------------------------------              Director                                    October 29, 1998
     Paul E. Newton


--------------------------------------------              Director                                    October __, 1998
     David Wright


                                  EXHIBIT INDEX

Exhibit
Number                                  Description                                   Sequential Page Number

5.1      Opinion of Cooley Godward LLP.

23.1     Consent of Ernst & Young LLP, Independent Auditors.

23.2     Consent of PricewaterhouseCoopers, LLP, Independent Auditors.

23.3     Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1     Power of Attorney is contained on the signature pages.

99.1     1995 Stock Option Plan.(1)

99.2     1997 Non-Officer Stock Option Plan.

99.3     Form of  Nonstatutory  Stock  Option under the 1997  Non-Officer  Stock
         Option  Plan.

----------
(1) Previously filed as an Exhibit to the Registration Statement on Form S-8 filed on April 23, 1996. (File No. 333-02723)